SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                    SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)          PRICE(2)
 COMMON STOCK-MATERIAL SCIENCES
          GAMCO ASSEY MANAGEMENT INC.
                       1/05/06            2,100-           13.3181
                       1/04/06           75,100-           13.3499
                       1/04/06              450-           13.4100
                       1/04/06            2,300-           13.7400
                      12/19/05              500            12.7000
                      12/12/05            1,325            12.7083
                      11/10/05              700-           15.1900
          GABELLI FUNDS, LLC.
               WOODLAND SMALL CAP VALUE FUND
                      12/29/05           11,995-           13.0268

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.